UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BlackRock Pacific Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Every vote is important. Please vote TODAY!

Shareholder Name

Address

Address

Address

Reference Number:

URGENT NOTICE

UPCOMING SPECIAL SHAREHOLDER MEETING

Dear Shareholder:

On August 23, 2017, a Special Meeting of Shareholders of BlackRock Pacific Fund, Inc. (the “Fund”) will be held to consider important proposals that were outlined in the proxy materials previously mailed to you. As of the mailing of this letter, we have not received your vote.

Your vote is very important. By taking a moment to vote now, all future mail and phone calls to you regarding this matter will be stopped.

•	For personal assistance, call 1-866-704-4427 (toll free) between 9:00 a.m. and 11:00 p.m. Eastern time, Monday through Friday and between 12:00 p.m. and 6:00 p.m. Eastern time on Saturday.

By calling the toll-free number, you will be speaking with a representative of Computershare Fund Services, the proxy solicitation firm assisting the Fund in the effort of gathering votes.

At the time of the call, you will be asked for the reference number above in order to locate your voting record for the Fund. The representative will not have access to your confidential information and the telephone line is recorded for your protection. After the call, you will receive a confirmation of your vote by mail.

The Board of Directors of the Fund recommends that shareholders vote in favor of the proposals.

We appreciate your voting. Thank you for investing with the BlackRock Mutual Funds.

Sincerely,

John M. Perlowski

President and Chief Executive Officer of the Fund

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